_____________________________________________________________

EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

_____________________________________________________________

1A-12-1

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

______________________________________________________________________________________________________

May 19, 2019

Michael Almeida

Chief Executive Officer

EmpireBIT, Inc.

36 Christopher Columbus Blvd

Jackson, NJ 08527

Re: EmpireBIT, Inc.

Dear Mr. Almeida:

In connection with the Regulation A offering of Class A Common Stock for EmpireBIT, Inc.

dated May 19, 2019, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Class A Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

1A-12-2